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                                  EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP


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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT



We consent to the following:

- - To the incorporation by reference in this Registration Statement of Medaphis Corporation on Form S-8 (the "Registration Statement") of our report dated
   May 6, 1996 relating to the supplemental consolidated financial statements of Medaphis Corporation appearing in the Current Report on Form 8-K dated April 3, 1996 of Medaphis Corporation; and

- - To the incorporation by reference in the Registration Statement of our report dated March 15, 1996 relating to the financial statement schedule of Medaphis Corporation appearing in the Annual Report on Form 10-K of Medaphis
   Corporation for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 27, 1996